Exhibit (i)(3)


                                November 1, 2002



     As counsel for CCMA Select Investment Trust (the "Registrant"), we consent to the incorporation by reference of our opinion for CCMA Select Money market Fund and CCMA Select International Core Equity Fund of the Registrant, filed with the Registrant's registration statement on Form N-1A, Securities Act File No. 333-67666 on November 16, 2001.

     In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                        /s/ Bell, Boyd & Lloyd LLC